Exhibit 99.1

FOR IMMEDIATE RELEASE

September 15, 2005

Contacts:            Melanie J. Dressel, President and

Chief Executive Officer

(253) 305-1911

Gary R. Schminkey, Executive Vice President

and Chief Financial Officer

(253) 305-1966

JoAnne Coy, Vice President, Marketing Director

253-305-1965

COLUMBIA BANKING SYSTEM TO PRESENT AT

RBC CAPITAL MARKETS 2005 FINANCIAL INSTITUTIONS CONFERENCE

TACOMA, Washington— Columbia Banking System, Inc. (Nasdaq: COLB) today announced that Melanie J. Dressel, President and Chief Executive Officer and Gary R. Schminkey, Executive Vice President and Chief Financial Officer, will present the Company’s financial performance and business strategies at RBC Capital Market’s Financial Institutions Conference on Wednesday, September 21, 2005. The presentation will begin at 11:30 a.m. EDT (8:30 a.m. PDT) and may be accessed live over the internet through the webcast link: http://www.wsw.com/webcast/rbc33/colb. An archived webcast of the presentation will be available through the same link for approximately 30 days after the conference.

Columbia Banking System, Inc. is a Tacoma-based bank holding company whose wholly owned bank subsidiaries are Columbia Bank and Bank of Astoria, which was acquired October 1, 2004. Columbia Bank is a Washington state-chartered full-service commercial bank with 36 banking offices in Pierce, King, Cowlitz, Kitsap and Thurston counties. Bank of Astoria, a federally insured commercial bank headquartered in Astoria, Oregon, operates four branches in Clatsop County: Astoria, Warrenton, Seaside and Cannon Beach; and one branch in Manzanita in Tillamook County.

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